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  ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES
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
  EXHIBIT 10(r)       Employment Agreement dated October 21, 1991 and Amendment to Employment Agreement dated
                      April 16, 1998 between the Registrant and George V. Zalitis.
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                                                 AGREEMENT BETWEEN

                                          ONE PRICE CLOTHING STORES, INC.

                                                        AND

                                                     EMPLOYEE



         THIS AGREEMENT made and entered into duplicate original this 21st day of October, 1991, by and between ONE PRICE CLOTHING STORES, INC., a Delaware Corporation with its principal place of business in the County of Spartanburg, State of South Carolina, (hereinafter referred to as "Employer") and George V. Zalitis resident of the County Suffolk, State of New York, George V. Zalitis (hereinafter referred to as "Employee").

                                                    WITNESSETH:

   WHEREAS, Employee is or is to become employed by Employer at the will of each under a written or oral employment agreement whereunder Employee will perform certain services for Employer in connection with its business, and

   WHEREAS, in consideration of such employment, the Employee has agreed with the Employer as hereunder set forth.

   NOW, THEREFORE, for and in consideration of the mutual promises herein contained and the benefits which have and will inure to each of the parties hereto and as an inducement to Employer to employ and to continue to employ Employee, the parties hereto do agree as follows:

         (1) Employer will employ and will continue to employ Employee, and Employee will be and will continue to be in the employment of Employer under the aforesaid employment agreement as the same may hereafter be modified and amended in writing from time to time by mutual agreement between Employer and Employee until Employee's employment is terminated by either party, such termination to be at the will of either party at any time.

         (2) Upon such termination of Employee's employment with Employer, whether voluntary or involuntary, and whether with or without cause, Employee shall not be prohibited from engaging in, directly or indirectly, alone or jointly with another person or corporation as agent, employee, manager, proprietor, stockholder, partner, or otherwise, any type of retail merchandising business offering women's apparel for sale. Employee agrees not to employ or in any manner seek to employ or cause to be employed any other employee of employer in any such retail merchandising business for a period of one year following Employee's termination of employment or while Employee shall be employed by Employer.

         (3) Employee acknowledges that during his employment he will have access to confidential information belonging to and considered to be the property of the Employer. Such confidential information shall consist of all information disclosed to Employee as a result of employment by Employer not generally known in the retail merchandising business in which Employer is engaged, including but not limited to information concerning Employer's suppliers, involving the costs, quantities and types of goods supplied, and the identity of such suppliers; information concerning the Employer's marketing and/or sales strategy or expansion plan; information concerning real estate leasing strategy and plans; all pricing information relating to merchandise offered for sale by Employer; customers' list and all information dealing with customer surveys or profiles or customers' needs or preference; all date processing information; all financial information including financial statements, financing plans and forecasts, and any and all information designated or marked as confidential. Employee will not use or disclose, or otherwise make available, such confidential information to any other person without prior express written consent of Employer, either during their employment or after termination of employment. Upon termination of employment, Employee shall turn over to Employer all property then in his possession or custody belonging to Employer and shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affair of Employer.

         (4) This agreement shall be governed and controlled by the laws of the State of South Carolina and any controversy arising hereunder shall be resolved in the Courts of the State of South Carolina. The Employee, by the execution of this agreement, submits himself to the jurisdiction of the Courts of the State of South Carolina.

         (5)      The  invalidity or  unenforceability  of any provision of this
                  agreement   shall   in  no  way   affect   the   validity   or
                  enforceability of any other provision.

         (6) All pronouns and references to gender and any variation thereof used in this agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         (7) This agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

   IN WITNESS  WHEREOF,  the parties  hereto have  hereunto  set their hands and seals the year and day first above written.
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
         Signed, Sealed and Delivered                ONE PRICE CLOTHING STORES, INC.
                In the presence of:

         /s/  Gregory R. Moxley                      By:  /s/ R. S. Waters
                                                          Raymond S. Waters
         /s/ Diane O'Bryant                               Secretary/Treasurer
         As to Employer

         /s/ Janet Smith                                  /s/ George V. Zalitis
         /s/ Betty Greggs
         As to Employee
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               First Amendment to Employment Agreement Dated October 21, 1991
             by and between One Price Clothing Stores, Inc. and George Zalitis

             ----------------------------------------------------------------



On October 21, 1991, George Zalitis ( "Mr. Zalitis" or "Employee") entered into an employment contract (the "Agreement") with One Price Clothing Stores, Inc. ("One Price" or "Employer"). Consistent with Employee's recent promotion to the position of Senior Vice-President, Planning, Allocation and Distribution, Employer and Employee wish to amend such Agreement as follows:

Section 4(a) of the Agreement, providing for "Compensation and Benefits" is hereby amended to provide for a base salary of $200,000.

The Agreement currently provides for payments upon termination under the first sentence in section 4. (g) as follows:

     "In the event Employee is terminated by Employer, with or without cause, except for fraud, theft, dishonesty, Employer shall continue Employee's salary following Employee's termination for six (6) additional months at the annual base salary in effect at the date of Employee's termination, payable in accordance with Employer's usual payroll practices."

The foregoing section 4. (g) is hereby amended by adding the following sentence immediately after such first sentence in Section 4. (g) of the Agreement:


     "In addition, provided Employee has diligently pursued another position following his involuntary termination, in the event Employee has not taken a position with another entity (including a position with a company, or partnership, or substantially full-time self employment) by the end of such six months from the date of Employee's involuntary termination, Employer shall pay to Employee up to an additional six (6) months salary continuation on a bi-weekly basis so long as other employment has not begun, and Employee is continuing to diligently pursue another position. Employer shall be entitled to receive from Employee, upon request, reasonable proof of such diligent effort(s) to pursue another position, failing which, such additional six months of salary shall cease.

In addition to the forgoing amendments, the three year restriction of Section 6. of the Agreement, "NON-COMPETITION" is hereby amended by adding the following language to clarify that:

     "Upon termination, whether voluntary or involuntary, Employee shall not engage in any type of "off-price" retail apparel business whose price points and/or customer base could reasonably be considered in competition with the business of Employer, either now or at the time of termination. Ceiling price points and single price concepts shall be included."

The Agreement is further amended by adding the following new Section 17, which shall provide:

     "In the event of involuntary termination, and in consideration for Employer's agreements hereunder, Employee agrees to execute a release in favor of Employer in form and substance reasonably satisfactory to Employer."

Except as provided for herein by the foregoing amendment, the Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 16th day of April, 1998.
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
One Price Clothing Stores                                     George Zalitis

By: /s/ Larry I. Kelley                                       /s/ George Zalitis
    Larry I. Kelley                                           "EMPLOYEE"
    President and C.E.O.
    "EMPLOYER"
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